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EXHIBIT 16.1


June 18, 2001,


U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

         RE:  HEALTHNET INTERNATIONAL INC.

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated June 5, 2001, of Healthnet International Inc., and are in agreement with the statements contained in the second paragraph of that report. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours very truly,



ERNST & YOUNG LLP,
Chartered Accountants